UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

OxySure Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600
Frisco, TX 75033
(Address of Principal Executive Offices)

(972) 294-6450
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Special Meeting of Stockholders held on September 15, 2015, the Company’s stockholders voted on, and approved, two proposals, the final voting results of which are provided below.

Proposal No. 1 ‒ Reverse Stock Split. The Company’s stockholders approved the proposal to authorize an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our common stock, par value $0.0004, at a specific ratio, within a range of 1-for-2 and 1-for-100 shares, to be determined by our Board of Directors in its sole discretion and effected, if at all, within one year from the date of the Special Meeting.

For	Against	Abstain
17,897,811	284,113	17,320

Proposal No. 2 ‒ Increase in Authorized Shares. The Company’s stockholders approved the proposal to authorize an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock, par value $0.0004, from 100,000,000 shares to 500,000,000 shares.

For	Against	Abstain
17,589,101	407,643	202,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015	OxySure Systems, Inc.

	By:	/s/ Julian T. Ross
	Name:	Julian T. Ross
	Title:	Chairman, Chief Executive Officer, President, and Chief Financial Officer